                                                                               .
                                                                               .
                                                                               .
                                                                      Exhibit 12
                               SEMCO ENERGY, Inc.
                       Ratio of Earnings to Fixed Charges
                             (Thousands of Dollars)


 -----------------------------------------------------------------------------------------------------------------------------------

                                                                                    Year Ended December 31,
                                                      ------------------------------------------------------------------------------
                 Description                              2004            2003 (b)         2002 (b)         2001 (b)        2000 (b)
 -------------------------------------------------    ----------         ---------        ---------        ---------       ---------
Earning as defined (a)
Income (loss) before income taxes, divid-
     ends on trust preferred securities, discon-
     tinued operations & extraordinary items            $  3,689         ($   864)        $ 33,777         $ 21,338        $ 30,375
Fixed charges as defined                                  45,262           47,208           43,956           44,142          41,778
Add distributed earnings of equity investees                 772            1,117            1,154              873           1,337
Less reported earnings of equity investees                (1,755)          (1,604)          (1,506)          (1,356)         (1,363)
Less preference securities dividend require-
     ments of consolidated subsidiaries                        0           (6,616)         (13,232)         (13,235)         (7,699)
                                                        --------         --------         --------         --------        --------

     Earnings as defined                                $ 47,968         $ 39,241         $ 64,149         $ 51,762        $ 64,428
                                                        ========         ========         ========         ========        ========

Fixed charges as defined (a)
Interest expensed and capitalized                       $ 40,663         $ 37,316         $ 29,817         $ 30,044        $ 31,454
Amortization of debt costs and debt
     basis adjustments                                     3,630            2,369              158               27           1,865
Estimate of Interest within rental expense                   969              907              749              836             760
Preference securities dividend requirements
     of consolidated subsidiaries                              0            6,616           13,232           13,235           7,699
                                                        --------         --------         --------         --------        --------

     Fixed charges as defined                           $ 45,262         $ 47,208         $ 43,956         $ 44,142        $ 41,778
                                                        ========         ========         ========         ========        ========

Ratio of earnings to fixed charges                          1.06             0.83             1.46             1.17            1.54
                                                        ========         ========         ========         ========        ========

----------------------------------------------------------------         --------         --------         --------        --------

 Notes:

(a) Earnings and fixed charges as defined in instructions for Item 503 of Regulation S-K.

(b) In 2004, the Company began accounting for its construction services business as a discontinued operation and, for financial statement purposes, reclassified prior periods accordingly. The calculations of the ratios of earnings to fixed charges for periods prior to 2004 have been adjusted to reflect the reclassifications to these prior periods.